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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of

                      the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  August 7, 2000


                           EINSTEIN/NOAH BAGEL CORP.
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            (Exact name of registrant as specified in its charter)


Delaware                           0-21097                           84-1294908
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(State or other                  (Commission                      (IRS Employer
jurisdiction of                   File No.)                 Identification No.)
incorporation)


                  1687 Cole Boulevard, Golden, Colorado 80401
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                   (Address of principal executive offices)


                                (303) 568-8000
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             (Registrant's telephone number, including area code)


                                Not applicable
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         (Former name or former address, if changes since last report)
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Item 5.  Other Events

     On August 11, 2000, Einstein/Noah Bagel Corp. (the "Company") and its majority-owned subsidiary, Einstein/Noah Bagel Partners, L.P. ("Bagel Partners") filed their first amended joint plan of reorganization with the U.S. Bankruptcy Court for the District of Arizona in Phoenix. Under the terms of the amended plan, Bagel Partners would be merged into the Company, and general unsecured creditors of the Company (primarily holders of the Company's $125.0 million 7 1/4% Convertible Subordinated Debentures due 2004) would receive approximately 89 percent of the common stock of the reorganized Company and the minority equity holders in Bagel Partners (primarily Bagel Store Development Funding, L.L.C. ("Bagel Funding")) would receive approximately 11 percent of the common stock of the reorganized Company. Holders of the Company's common stock would receive no distribution under the amended plan. The bankruptcy court has approved the disclosure statement pertaining to the plan, and the disclosure statement is expected to be mailed by August 14, 2000. The bankruptcy court has scheduled September 19, 2000 as the date for the hearing on confirmation of the plan.

     Additionally, on August 7, 2000, the bankruptcy court issued a ruling with respect to certain rights of Bagel Funding to put its limited partnership interest in Bagel Partners (subject to certain temporal and substantive limitations) to either the Company or Bagel Partners (the "Put Right"). Specifically, the Court held as to Bagel Partners that the Put Right is an equity interest in, and not a debt claim against, Bagel Partners. The Court reserved for determination at the hearing on confirmation of the plan the issue of what value, if any, should be ascribed to the Put Right and whether the Put Right entitles Bagel Funding to a larger distribution than that provided for in the Plan.

     As to the Company, the bankruptcy court concluded that the Put Right does not create an enforceable right to payment in favor of Bagel Funding against the Company. Accordingly, the bankruptcy court found that any rights that Bagel Funding may have against the Company are not claims against, but equity interests in, the Company. The bankruptcy court further noted that even if Bagel Funding held a claim against the Company based on the Put Right, that such claim would be subordinated to other claims in the Company's bankruptcy, including those of the holders of the Debentures, pursuant to Section 510(b) of the Bankruptcy Code.


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  August 11, 2000

                                EINSTEIN/NOAH BAGEL CORP.



                                By: /s/ Paul A. Strasen
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                                    Paul A. Strasen
                                    Senior Vice President


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